Exhibit 32.2

CERTIFICATION

I, Marc E. Rothman, Senior Vice President, Chief Financial Officer, Motorola Mobility Holdings, Inc., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (“Section 906”), that, to my knowledge:

(1)	the quarterly report on Form 10-Q for the period ended March 31, 2012 (the “Quarterly Report”), which this statement accompanies fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 (15 U.S.C. 78m); and

(2)	the information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of Motorola Mobility Holdings, Inc.

This certificate is being furnished solely for purposes of Section 906.

Dated: May 1, 2012

/s/ Marc E. Rothman
Marc E. Rothman
Senior Vice President, Chief Financial Officer
Motorola Mobility Holdings, Inc.